Exhibit 99.1

Contact:
Paul Nungester

EVP and CFO 419.785.8700

PNungester@yourpremierbank.com

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES FULL YEAR 2024 RESULTS

Declared dividend of $0.31 per share

Fourth Quarter Highlights

•
Earnings per share of $0.58 or $0.63 excluding transaction costs, increases of $0.12 and $0.09, respectively, from third quarter 2024
•
Interest-bearing deposit costs decreased 30 basis points from third quarter 2024
•
Net interest margin increased 13 basis points to 2.63% from third quarter 2024
•
Efficiency ratio of 60.4% or 57.1% excluding transaction costs, improvements of 6.8% and 5.6%, respectively, from third quarter 2024

Full Year 2024 Highlights

•
Announced strategic merger with Wesbanco, Inc.
•
Average deposits excluding brokereds increased 2% from 2023
•
Average interest-earning assets increased 1% from 2023
•
Book value per share of $27.95 and tangible book value per share of $19.47, increases of 2.3% and 4.2%, respectively, from year-end 2023

DEFIANCE, OHIO (January 21, 2025) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2024 fourth quarter and full year results.

Strategic merger

On July 26, 2024, PFC and Wesbanco, Inc. (Nasdaq: WSBC) announced the signing of a definitive merger agreement under which PFC will merge into WSBC in a stock-for-stock transaction. Under the terms of the merger agreement, shareholders of PFC will receive 0.80 shares of WSBC common stock for each share of PFC common stock. Premier Bank, a wholly owned subsidiary of PFC, will merge into Wesbanco Bank, Inc., a wholly owned subsidiary of WSBC. Upon closing, PFC shareholders will own approximately 30% of the combined company. During the fourth quarter of 2024, the approval of shareholders of both PFC and WSBC was obtained. The transaction remains on track, subject to regulatory approvals, as well as satisfaction or waiver of other customary closing conditions. Additional information can be found in the press release announcing the merger dated July 26, 2024.

Quarterly results

Net income for the fourth quarter of 2024 was $20.8 million, or $0.58 per diluted common share, compared to income of $20.1 million, or $0.56 per diluted common share, for the fourth quarter of 2023. Fourth quarter 2024 results included the impact of transaction costs for the strategic merger totaling $2.1 million pre-tax or $0.05 per diluted common share after-tax. Excluding the impact of these transaction costs, fourth quarter 2024 earnings were $22.6 million or $0.63 per diluted common share.

Net interest income and margin

Net interest income of $52.4 million on a tax equivalent (“TE”) basis in the fourth quarter of 2024 was up 4.2% from $50.3 million in the third quarter of 2024 and consistent with $52.6 million in the fourth quarter of 2023. The TE net interest margin of 2.63% in the fourth quarter of 2024 increased 13 basis points from 2.50% in the third quarter of 2024 but decreased two basis points from 2.65% in the fourth quarter of 2023. These results are primarily impacted by changes in deposit balances/costs and loan balances/yields.

Total loans including held-for-sale decreased $115.7 million during the fourth quarter of 2024, primarily due to an $67.7 million decrease in commercial loans. Total average loan yields decreased eight basis points to 5.25% for the fourth quarter of 2024. This decrease was primarily due to lower yields on floating rate loans.

Total deposits decreased $292.8 million during the fourth quarter of 2024, primarily due to a $232.7 million decrease in brokered deposits plus a decrease of $60.1 million in customer deposits. Total average interest-bearing deposit costs decreased 30 basis points to 2.85% during the fourth quarter of 2024 from the third quarter of 2024. Beginning in March 2024 and through December 2024, management implemented rate reductions in certain deposit tiers. The benefit of those actions were realized again in the fourth quarter of 2024 as the average cost of customer interest-bearing deposits declined from September to December after decreasing from June to September. In addition, partly due to the various Federal Funds Rate reductions, wholesale funding average costs for FHLB, brokered deposits and other borrowings also declined from June through December. As a result, total cost of funds decreased and net interest margin increased from June to December.

Non-interest income

Total non-interest income in the fourth quarter of 2024 of $13.1 million was up 3.9% from $12.6 million in the third quarter of 2024, and up 10.8% from $11.8 million in the fourth quarter of 2023, both primarily due to mortgage banking income. Mortgage banking income increased $0.6 million on a linked quarter basis and $1.0 million from fourth quarter 2023, primarily as a result of fluctuations in gain on sale margins and MSR valuation adjustments. During the third quarter of 2024, the company completed an aged loans sale that reduced gains on sale by approximately $0.3 million.

Security gains were $353 thousand in the fourth quarter of 2024, compared to gains of $410 thousand in the third quarter of 2024 and gains of $675 thousand in the fourth quarter of 2023, primarily due to valuation changes on equity securities. Service fees in the fourth quarter of 2024 were $7.5 million, a 3.0% decrease from $7.8 million in the third quarter of 2024, but an 11.3% increase from $6.8 million in the fourth quarter of 2023. These changes were primarily due to fluctuations in loan fees, including commercial customer swap activity. Wealth management income of $2.0 million in the fourth quarter of 2024 was up 6.3% from $1.9 million in the third quarter of 2024 and 11.4% higher than $1.8 million in the fourth quarter of 2023. BOLI income of $1.3 million in the fourth quarter of 2024, compared to $1.2 million in the third quarter of 2024, and $1.5 million in the fourth quarter of 2023 with $453 thousand of claim gains in the fourth quarter of 2023.

Non-interest expenses

Excluding transaction costs, non-interest expenses in the fourth quarter of 2024 were $37.2 million, a 5.0% decrease from $39.1 million in the third quarter of 2024, and a 1.9% decrease from $37.9 million in the fourth quarter of 2023. Compensation and benefits were $19.8 million in the fourth quarter of 2024, compared to $21.8 million in the third quarter of 2024 and $21.0 million in the fourth quarter of 2023. These decreases are primarily due to lower staffing levels. Data processing costs were $5.1 million in the fourth quarter of 2024, compared to $5.1 million in the third quarter of 2024 and $4.7 million in the fourth quarter of 2023, with the year-over-year increase primarily due to the new digital platform launched in October 2023. All other non-interest expenses were flat on a linked quarter basis and a net $25 thousand from fourth quarter 2023. The core efficiency ratio for the fourth quarter of 2024 was 57.1% compared to 62.7% in the third quarter of 2024 and 59.5% in the fourth quarter of 2023. The ratio of core non-interest expenses to average assets was 1.71% for the fourth quarter of 2024 compared to 1.79% for the third quarter of 2024 and to 1.76% for the fourth quarter of 2023.

Credit quality

Non-performing assets totaled $81.7 million, or 0.95% of assets, at December 31, 2024, a decrease from $82.3 million at September 30, 2024, but an increase from $35.7 million at December 31, 2023. Loan delinquencies increased to $21.2 million, or 0.32% of loans, at December 31, 2024, from $17.2 million at September 30, 2024, and from $20.9 million at December 31, 2023. Criticized loans totaled $263.3 million, or 3.95% of loans, as of December 31, 2024, an increase from $245.7 million at September 30, 2024, and from $186.4 million at December 31, 2023.

The 2024 fourth quarter results include net charge-offs of $1.1 million and a total provision expense of $11 thousand, compared with net loan charge-offs of $2.1 million and a total provision expense of $1.8 million for the same period in 2023. The change in provision is primarily due to lower loan balances. The allowance for credit losses as a percentage of total loans was 1.17% at December 31, 2024, compared with 1.16% at September 30, 2024, and 1.14% at December 31, 2023.

Full year results

Net income for the full year 2024 was $71.4 million, or $1.98 per diluted common share, compared to income of $111.3 million, or $3.11 per diluted common share for the full year 2023. 2024 results included the impact of transaction costs for the strategic merger totaling $5.0 million pre-tax or $0.14 per diluted common share after-tax. Excluding the impact of these transaction costs, 2024 core earnings were $75.9 million or $2.12 per diluted common share. 2023 results included the impact of the insurance agency sale for a net gain on sale after transaction costs of $32.6 million pre-tax or

$0.67 per diluted common share after-tax. Excluding the impact of this item, 2023 core earnings were income of $87.1 million or $2.44 per diluted common share.

Net interest income of $201.6 million on a TE basis for the full year 2024 was down 7.3% from $217.4 million in the full year 2023. The TE net interest margin of 2.52% in the full year 2024 decreased 23 basis points from 2.75% in the full year 2023. These results are positively impacted by higher loan yields, which were 5.26% for the full year 2024 compared to 4.96% in the full year 2023. These results are negatively impacted by an increase in the cost of funds in the full year 2024 of 2.43%, up 56 basis points from the full year 2023. The year-over-year increase is largely due to higher costs of customer deposits.

Total non-interest income in the full year 2024 of $50.2 million was up 9.9% from $45.7 million in the full year 2023, excluding insurance commissions and the gain on the sale of the insurance agency. Mortgage banking income increased $0.6 million year-over-year primarily as a result of a $0.8 million increase in mortgage servicing rights valuation.

Security gains were $550 thousand in the full year 2024 compared to $416 thousand in losses during the full year 2023, primarily due to valuations on equity securities. Service fees in the full year 2024 were $28.8 million, a 5.2% increase from $27.4 million in the full year 2023, primarily due to fluctuations in loan fees including commercial customer swap activity and consumer activity for interchange and ATM/NSF charges. Due to the insurance agency sale on June 30, 2023, there were no insurance commissions in 2024, compared to $8.9 million in 2023. Wealth management income of $7.4 million in the full year 2024 was up 17.5% from $6.3 million in the full year 2023. BOLI income of $5.4 million in the full year 2024 included $0.5 million of claim gains, compared to $5.0 million in the full year 2023, including $0.9 million of claim gains.

Excluding transaction costs, non-interest expenses in the full year 2024 were $154.3 million, a 3.3% decrease from $159.6 million in the full year 2023. Compensation and benefits were $86.3 million in the full year 2024, compared to $92.6 million in the full year 2023. The year-over-year decrease was primarily due to the insurance agency sale, partially offset by costs related to higher staffing levels and higher base compensation, including 2024 annual merit adjustments. FDIC premiums decreased $0.8 million on a year-over-year basis primarily due to lower rates. Data processing costs were $19.9 million in the full year 2024, compared to $16.2 million in the full year 2023, with the year-over-year increase primarily due to the new digital platform launched in October 2023. All other non-interest expenses decreased a net $1.9 million on a year-over-year basis due to the insurance agency sale and cost saving initiatives. The core efficiency ratio for the full year 2024 of 61.4% increased from 58.6% in the full year 2023 due to lower revenues partly offset by cost saving initiatives that began during the second quarter of 2023. The ratio of core non-interest expenses to average assets improved to 1.79% for the full year 2024 from 1.87% for the full year 2023.

The 2024 full year results include net loan charge-offs of $4.7 million and a total provision expense of $2.5 million, compared with net loan charge-offs of $4.0 million and a total provision expense of $5.2 million for the same period in 2023. The year-over-year change in provision expense is primarily due to a decrease in loans during the full year 2024 compared to an increase in loans during the full year 2023.

Total assets at $8.58 billion

Total assets at December 31, 2024, were $8.58 billion, compared to $8.73 billion at September 30, 2024, and $8.63 billion at December 31, 2023. Loans receivable were $6.48 billion at December 31, 2024, compared to $6.59 billion at September 30, 2024, and $6.74 billion at December 31, 2023. Securities at December 31, 2024, were $1.16 billion, compared to $1.20 billion at September 30, 2024, and $0.95 billion at December 31, 2023. All securities are either AFS or trading and are reflected at fair value on the balance sheet. Also, at December 31, 2024, goodwill and other intangible assets totaled $304.1 million compared to $304.9 million at September 30, 2024, and $307.8 million at December 31, 2023, with the decreases due to amortization of intangibles.

Total non-brokered deposits at December 31, 2024, were $6.80 billion, compared with $6.86 billion at September 30, 2024, and $6.80 billion at December 31, 2023. Brokered deposits were $54.7 million at December 31, 2024, compared to $287.4 million at September 30, 2024 and $341.9 million at December 31, 2023. FHLB borrowings increased to $507.0 million at December 31, 2024, from $345.0 million at September 30, 2024, and from $280.0 million at December 31, 2023.

Total stockholders’ equity was $1.00 billion at December 31, 2024, compared to $1.02 billion at September 30, 2024, and $0.98 billion at December 31, 2023, with the linked-quarter decrease primarily due to a decrease in accumulated other comprehensive income and the year-over-year increase primarily due to earnings in excess of dividends. Excluding goodwill and intangibles, tangible equity was $697.7 million at December 31, 2024, a decrease from $714.1 million at September 30, 2024, but an increase from $667.8 million at December 31, 2023.

Regulatory ratios all improved during the fourth quarter of 2024, including CET1 of 12.63%, Tier 1 of 13.14% and Total Capital of 15.02%. All of these ratios also exceed well-capitalized guidelines pro forma for including accumulated other comprehensive income (“AOCI”), including CET1 of 10.32%, Tier 1 of 10.84% and Total Capital of 12.72%.

Dividend to be paid February 7

The Board of Directors declared a quarterly cash dividend of $0.31 per common share payable February 7, 2025, to shareholders of record at the close of business on January 31, 2025. The dividend represents an annual dividend yield of 4.93% percent based on the Premier common stock closing price on January 20, 2025. Premier has approximately 35,868,000 common shares outstanding.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank. Premier Bank, headquartered in Youngstown, Ohio, operates 73 branches and 9 loan offices in Ohio, Michigan, Indiana and Pennsylvania and also serves clients through a team of wealth professionals dedicated to each community banking branch. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. (“Premier”) and its management, and include statements related to the expected timing, completion and benefits of the proposed merger with WesBanco, Inc. (“WesBanco”) (the ‘Merger”), future movements of interest rates, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,” “plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this document will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved, including with respect to the Merger. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Factors that could cause or contribute to such differences include, but are not limited to, (1) the businesses of Premier and WesBanco may not be integrated successfully or such integration may take longer to accomplish than expected, (2) the expected cost savings and any revenue synergies from the proposed Merger may not be fully realized within the expected timeframes, (3) disruption from the proposed Merger may make it more difficult to maintain relationships with customers, associates, or suppliers, (4) the required governmental approvals of the proposed Merger may not be obtained on the expected terms and schedule, (5) Premier’s shareholders and/or WesBanco’s shareholders may not approve the proposed Merger and the merger agreement, and WesBanco’s shareholders may not approve the issuance of shares of WesBanco common stock in the proposed Merger. Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of Premier), “Forward-Looking Statements” (in the case of WesBanco), and “Risk Factors” in Premier’s and WesBanco’s Annual Reports on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by Premier and WesBanco with the SEC. These risks and uncertainties include other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2023 and any further amendments thereto. All forward-looking statements made in this document are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its December 31, 2024, consolidated financial statements as part of its Annual Report on Form 10-K if required to be filed with the SEC, including with respect to the Merger. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income, core net income and core pre-tax pre-provision income to be useful supplemental measures of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We define core net income as net income excluding the after-tax impacts of the insurance agency gain on sale and transaction costs. We define core pre-tax pre-provision income as pre-tax pre-provision income excluding the pre-tax impact of the insurance agency gain on sale and transaction costs. We believe that these metrics are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans, purchase accounting marks accretion, or the insurance agency sale. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our non-GAAP reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2024	2024	2024	2024	2023

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$83,385	$84,573	$72,053	$57,956	$81,973
Interest-bearing deposits	38,104	40,709	83,598	31,725	32,783
	121,489	125,282	155,651	89,681	114,756

Available-for-sale, carried at fair value	1,157,568	1,196,258	1,081,120	1,014,433	946,708
Equity securities, carried at fair value	4,037	5,970	5,559	5,736	5,773
Securities investments	1,161,605	1,202,228	1,086,679	1,020,169	952,481

Loans (1)	6,476,627	6,588,728	6,682,138	6,693,745	6,739,387
Allowance for credit losses - loans	(75,688)	(76,142)	(77,222)	(76,679)	(76,512)
Loans, net	6,400,939	6,512,586	6,604,916	6,617,066	6,662,875
Loans held for sale	117,964	121,611	138,604	137,523	145,641
Mortgage servicing rights	17,196	17,650	18,140	18,628	18,696
Accrued interest receivable	35,514	34,959	35,334	34,795	33,446
Federal Home Loan Bank stock	31,585	24,315	32,189	26,075	21,760
Bank Owned Life Insurance	185,919	184,655	183,409	182,203	181,544
Office properties and equipment	53,683	54,414	55,073	57,231	56,878
Real estate and other assets held for sale	737	326	394	255	243
Goodwill	295,602	295,602	295,602	295,602	295,602
Core deposit and other intangibles	8,487	9,346	10,250	11,196	12,186
Other assets	150,855	146,331	162,452	140,630	129,841
Total Assets	$8,581,575	$8,729,305	$8,778,693	$8,631,054	$8,625,949

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,475,513	$1,425,182	$1,438,764	$1,467,161	$1,591,979
Interest-bearing deposits	5,319,598	5,430,061	5,357,112	5,347,444	5,209,123
Brokered deposits	54,688	287,393	382,678	368,782	341,944
Total deposits	6,849,799	7,142,636	7,178,554	7,183,387	7,143,046
Advances from FHLB	507,000	345,000	393,000	253,000	280,000
Subordinated debentures	85,356	85,324	85,292	85,261	85,229
Advance payments by borrowers	16,145	13,358	13,391	16,861	23,277
Reserve for credit losses - unfunded commitments	2,906	3,722	3,343	3,614	4,307
Other liabilities	118,556	120,258	125,984	114,590	114,463
Total Liabilities	7,579,762	7,710,298	7,799,564	7,656,713	7,650,322
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306

Additional paid-in-capital	690,946	690,150	689,743	689,468	690,585
Accumulated other comprehensive income (loss)	(156,818)	(129,149)	(163,038)	(162,081)	(153,719)
Retained earnings	596,932	587,269	581,715	576,648	569,937
Treasury stock, at cost	(129,553)	(129,569)	(129,597)	(130,000)	(131,482)
Total Stockholders’ Equity	1,001,813	1,019,007	979,129	974,341	975,627
Total Liabilities and Stockholders’ Equity	$8,581,575	$8,729,305	$8,778,693	$8,631,054	$8,625,949

(1) Includes PPP loans of:	$244	$324	$369	$417	$469

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Interest Income:
Loans	$86,083	$88,942	$88,560	$87,597	$87,924	$351,182	$332,208
Investment securities	10,338	9,978	8,666	7,602	7,013	36,583	28,214
Interest-bearing deposits	602	654	638	609	740	2,502	2,478
FHLB stock dividends	665	595	606	534	621	2,401	2,610
Total interest income	97,688	100,169	98,470	96,342	96,298	392,668	365,510
Interest Expense:
Deposits	39,088	45,529	43,927	42,567	39,250	171,111	122,407
FHLB advances	5,192	3,307	4,159	3,039	3,328	15,697	21,479
Subordinated debentures	1,118	1,152	1,159	1,162	1,169	4,591	4,531
Notes Payable	-	-	-	-	-	-	-
Total interest expense	45,398	49,988	49,245	46,768	43,747	191,399	148,417
Net interest income	52,290	50,181	49,225	49,574	52,551	201,269	217,093
Provision (benefit) for credit losses - loans	632	(475)	3,173	560	2,143	3,890	7,742
Provision (benefit) for credit losses - unfunded commitments	(621)	185	(271)	(693)	(382)	(1,401)	(2,508)
Total provision (benefit) for credit losses	11	(290)	2,902	(133)	1,761	2,489	5,234
Net interest income after provision	52,279	50,471	46,323	49,707	50,790	198,780	211,859
Non-interest Income:
Service fees and other charges	7,524	7,756	7,008	6,467	6,761	28,755	27,325
Mortgage banking income	1,771	1,194	2,047	2,350	802	7,362	6,743
Gain (loss) on sale of non-mortgage loans	-	-	-	67	94	67	165
Gain (loss) on sale of available for sale securities	-	-	-	-	10	-	37
Gain (loss) on equity securities	353	410	(176)	(37)	665	550	(453)
Gain on sale of insurance agency	-	-	-	-	-	-	36,296
Insurance commissions	-	-	-	-	-	-	8,856
Wealth management income	1,996	1,878	1,842	1,713	1,791	7,429	6,322
Income from Bank Owned Life Insurance	1,264	1,245	1,207	1,697	1,532	5,413	5,014
Other non-interest income	155	91	150	239	134	635	544
Total non-interest Income	13,063	12,574	12,078	12,496	11,789	50,211	90,849
Non-interest Expense:
Compensation and benefits	19,774	21,794	21,353	23,394	20,963	86,315	92,609
Occupancy	3,472	3,462	3,434	3,365	3,318	13,733	13,358
FDIC insurance premium	1,553	1,200	1,150	1,120	1,383	5,023	5,803
Financial institutions tax	829	1,007	980	1,035	761	3,851	3,563
Data processing	5,111	5,055	5,067	4,670	4,678	19,902	16,191
Amortization of intangibles	859	904	946	990	1,033	3,699	4,604
Other non-interest expense	5,564	5,704	5,228	5,326	5,757	21,822	23,451

Total non-interest operating expenses	37,162	39,126	38,158	39,900	37,893	154,345	159,579
Transaction costs	2,129	2,789	50	-	-	4,969	3,652
Total non-interest expenses	39,291	41,915	38,208	39,900	37,893	159,314	163,231
Income (loss) before income taxes	26,051	21,130	20,193	22,303	24,686	89,677	139,477
Income tax expense (benefit)	5,277	4,465	4,017	4,514	4,616	18,273	28,182
Net income (loss)	$20,774	$16,665	$16,176	$17,789	$20,070	$71,404	$111,295

Earnings per common share:
Basic	$0.58	$0.46	$0.45	$0.50	$0.56	$1.99	$3.11
Diluted	$0.58	$0.46	$0.45	$0.50	$0.56	$1.98	$3.11

Average Shares Outstanding:
Basic	35,687	35,692	35,715	35,772	35,655	35,679	35,693
Diluted	35,782	35,737	35,793	35,771	35,772	35,846	35,781

Premier Financial Corp.
Selected Quarterly Information
	Three Months Ended					Year Ended
(dollars in thousands, except per share data)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Summary of Operations
Tax-equivalent interest income (1)	$97,781	$100,243	$98,542	$96,417	$96,340	$392,982	$365,777
Interest expense	45,398	49,988	49,245	46,768	43,747	191,399	148,417
Tax-equivalent net interest income (1)	52,383	50,255	49,297	49,649	52,593	201,583	217,360
Provision expense for credit losses	11	(290)	2,902	(133)	1,761	2,489	5,234
Non-interest income (ex securities gains/losses)	12,710	12,164	12,254	12,533	11,114	49,661	91,265
Core non-interest income (ex securities gains/losses) (2)	12,710	12,164	12,254	12,533	11,114	49,661	54,969
Non-interest expense	39,291	41,915	38,208	39,900	37,893	159,314	163,231
Core non-interest expense (2)	37,162	39,126	38,158	39,900	37,893	154,345	159,579
Income tax expense (benefit)	5,277	4,465	4,017	4,514	4,616	18,273	28,182
Net income (loss)	20,774	16,665	16,176	17,789	20,070	71,404	111,295
Core net income (2)	22,563	19,289	16,215	17,789	20,070	75,857	87,134
Tax equivalent adjustment (1)	93	74	72	75	42	314	267
At Period End
Total assets	$8,581,575	$8,729,305	$8,778,693	$8,631,054	$8,625,949
Goodwill and intangibles	304,089	304,948	305,852	306,798	307,788
Tangible assets (3)	8,277,486	8,424,357	8,472,841	8,324,256	8,318,161
Earning assets	7,750,197	7,901,449	7,945,986	7,832,558	7,815,540
Loans	6,476,627	6,588,728	6,682,138	6,693,745	6,739,387
Allowance for loan losses	75,688	76,142	77,222	76,679	76,512
Deposits	6,849,799	7,142,636	7,178,554	7,183,387	7,143,046
Stockholders’ equity	1,001,813	1,019,007	979,129	974,341	975,627
Stockholders’ equity / assets	11.67%	11.67%	11.15%	11.29%	11.31%
Tangible equity (3)	697,724	714,059	673,277	667,543	667,839

Tangible equity / tangible assets	8.43%	8.48%	7.95%	8.02%	8.03%
Average Balances
Total assets	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,640,962	$8,537,730
Earning assets	7,959,457	8,036,417	8,016,157	7,956,887	7,936,648	7,992,261	7,912,651
Loans	6,556,984	6,679,329	6,730,698	6,745,823	6,754,782	6,677,881	6,692,631
Deposits and interest-bearing liabilities	7,474,445	7,556,923	7,533,717	7,476,431	7,447,324	7,510,408	7,464,863
Deposits	6,952,867	7,205,367	7,119,191	7,144,343	7,098,265	7,105,298	6,945,308
Stockholders’ equity	1,013,960	997,845	968,451	974,560	930,835	988,798	923,454
Goodwill and intangibles	304,432	305,380	306,303	307,226	308,243	305,830	322,101
Tangible equity (3)	709,528	692,465	662,148	667,334	622,592	682,968	601,353
Per Common Share Data
Earnings per share ("EPS") - Basic	$0.58	$0.46	$0.45	$0.50	$0.56	$1.99	$3.11
EPS - Diluted	0.58	0.46	0.45	0.50	0.56	1.98	3.11
EPS - Core diluted (2)	0.63	0.54	0.45	0.50	0.56	2.12	2.44
Dividends Paid	0.31	0.31	0.31	0.31	0.31	1.24	1.24
Market Value:
High	$29.63	$26.40	$21.30	$24.50	$24.87	$29.63	$27.99
Low	22.50	19.47	18.72	18.68	15.79	18.63	13.60
Close	25.57	23.48	20.46	20.30	24.10	25.57	24.10
Common Book Value	27.95	28.43	27.32	27.20	27.31
Tangible Common Book Value (3)	19.47	19.92	18.79	18.64	18.69
Shares outstanding, end of period (000s)	35,844	35,841	35,840	35,817	35,730
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	2.63%	2.50%	2.46%	2.50%	2.65%	2.52%	2.75%
Return on average assets	0.96%	0.76%	0.75%	0.83%	0.93%	0.83%	1.30%
Core return on average assets (2)	1.04%	0.88%	0.75%	0.83%	0.93%	0.88%	1.02%
Return on average equity	8.15%	6.64%	6.72%	7.34%	8.55%	7.22%	12.05%
Core return on average equity (2)	8.85%	7.69%	6.73%	7.34%	8.55%	7.67%	9.44%
Return on average tangible equity	11.65%	9.57%	9.83%	10.72%	12.79%	10.45%	18.51%
Core return on average tangible equity (2)	12.65%	11.08%	9.85%	10.72%	12.79%	11.11%	14.49%

Efficiency ratio (4)	60.36%	67.15%	62.08%	64.17%	59.48%	63.41%	52.89%
Core efficiency ratio (2)	57.09%	62.68%	61.99%	64.17%	59.48%	61.43%	58.60%
Non-interest expenses / average assets	1.81%	1.92%	1.78%	1.87%	1.76%	1.84%	1.91%
Core non-interest expenses / average assets	1.71%	1.79%	1.78%	1.87%	1.76%	1.79%	1.87%
Effective tax rate	20.26%	21.13%	19.89%	20.24%	18.70%	20.38%	20.21%
Core effective tax rate	19.93%	19.36%	19.90%	20.24%	18.70%	19.85%	18.44%
Common dividend payout ratio	53.45%	67.39%	68.89%	62.00%	55.36%	62.63%	39.87%
Core common dividend payout ratio	49.21%	57.41%	68.89%	62.00%	55.36%	58.49%	50.82%
(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2) Core items exclude the impact of strategic merger and insurance agency disposition related items. See non-GAAP reconciliations.

(3) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)	Three Months Ended						Year Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23		12/31/24	12/31/23
Average Balances
Interest-earning assets:
Loans receivable (1)	$6,556,984	$6,679,329	$6,730,698	$6,745,823	$6,754,782		$6,677,881	$6,692,631
Securities	1,337,762	1,293,427	1,221,006	1,152,346	1,121,231		1,251,487	1,150,966
Interest Bearing Deposits	33,702	37,197	37,226	34,924	36,761		35,761	36,698
FHLB stock	31,009	26,464	27,227	23,794	23,874		27,132	32,356
Total interest-earning assets	7,959,457	8,036,417	8,016,157	7,956,887	7,936,648	-	7,992,261	7,912,651
Non-interest-earning assets	669,891	659,634	629,867	635,060	599,545	-	648,701	625,079
Total assets	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193		$8,640,962	$8,537,730
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$5,477,917	$5,780,002	$5,669,033	$5,650,823	$5,541,498		$5,644,359	$5,328,389
FHLB advances and other	436,239	266,250	329,253	246,846	263,848		319,820	434,389
Subordinated debentures	85,339	85,306	85,273	85,242	85,211		85,290	85,163
Notes payable	-	-	-	-	-		-	3
Total interest-bearing liabilities	5,999,495	6,131,558	6,083,559	5,982,911	5,890,557		6,049,469	5,847,944
Non-interest bearing deposits	1,474,950	1,425,365	1,450,158	1,493,520	1,556,767		1,460,939	1,616,919
Total including non-interest-bearing deposits	7,474,445	7,556,923	7,533,717	7,476,431	7,447,324		7,510,408	7,464,863
Other non-interest-bearing liabilities	140,943	141,283	143,856	140,956	158,034		141,756	149,413
Total liabilities	7,615,388	7,698,206	7,677,573	7,617,387	7,605,358		7,652,164	7,614,276
Stockholders' equity	1,013,960	997,845	968,451	974,560	930,835		988,798	923,454
Total liabilities and stockholders' equity	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193		$8,640,962	$8,537,730
IEAs/IBLs	133%	131%	132%	133%	135%		132%	135%

Interest Income/Expense

Interest-earning assets:
Loans receivable (2)	$86,100	$88,949	$88,567	$87,603	$87,929	$351,219	$332,231
Securities (2)	10,414	10,045	8,731	7,671	7,050	36,860	28,458
Interest Bearing Deposits	602	654	638	609	740	2,502	2,478
FHLB stock	665	595	606	534	621	2,401	2,610
Total interest-earning assets	97,781	100,243	98,542	96,417	96,340	392,982	365,777
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	$39,088	$45,529	$43,927	$42,567	$39,250	$171,111	$122,407
FHLB advances and other	5,192	3,307	4,159	3,039	3,328	15,697	21,479
Subordinated debentures	1,118	1,152	1,159	1,162	1,169	4,591	4,531
Notes payable	-	-	-	-	-	-	-
Total interest-bearing liabilities	45,398	49,988	49,245	46,768	43,747	191,399	148,417
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	45,398	49,988	49,245	46,768	43,747	191,399	148,417
Net interest income	$52,383	$50,255	$49,297	$49,649	$52,593	$201,583	$217,360

Annualized Average Rates
Interest-earning assets:
Loans receivable	5.25%	5.33%	5.26%	5.19%	5.21%	5.26%	4.96%
Securities (3)	3.11%	3.11%	2.86%	2.66%	2.52%	2.95%	2.47%
Interest Bearing Deposits	7.14%	7.03%	6.86%	6.98%	8.05%	7.00%	6.75%
FHLB stock	8.58%	8.99%	8.90%	8.98%	10.40%	8.85%	8.07%
Total interest-earning assets	4.91%	4.99%	4.92%	4.85%	4.86%	4.92%	4.62%
Deposits and Interest-bearing Liabilities:
Interest bearing deposits	2.85%	3.15%	3.10%	3.01%	2.83%	3.03%	2.30%
FHLB advances and other	4.76%	4.97%	5.05%	4.92%	5.05%	4.91%	4.94%

Subordinated debentures	5.24%	5.40%	5.44%	5.45%	5.49%	5.38%	5.32%
Notes payable	-	-	-	-	-	-	0.00%
Total interest-bearing liabilities	3.03%	3.26%	3.24%	3.13%	2.97%	3.16%	2.54%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	2.43%	2.65%	2.61%	2.50%	2.35%	2.55%	1.99%
Net interest spread	1.88%	1.73%	1.68%	1.72%	1.89%	1.76%	2.08%
Net interest margin (4)	2.63%	2.50%	2.46%	2.50%	2.65%	2.52%	2.75%

(1) Includes average PPP loans of:	$295	$346	$394	$442	$495	$369	$670

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4) Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

Premier Financial Corp.
Deposits and Liquidity
(dollars in thousands)
	As of and for the Three Months Ended
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Ending Balances
Non-interest-bearing demand deposits	$1,475,513	$1,425,182	$1,438,764	$1,467,161	$1,591,979
Savings deposits	612,919	616,910	632,831	656,122	677,679
Interest-bearing demand deposits	526,942	514,886	530,932	553,331	565,757
Money market account deposits	1,498,214	1,460,631	1,437,688	1,426,809	1,374,526
Time deposits	1,016,287	1,061,275	1,052,934	1,051,955	998,002
Public funds, ICS and CDARS deposits	1,665,236	1,776,359	1,702,727	1,659,227	1,593,159
Brokered deposits	54,688	287,393	382,678	368,782	341,944
Total deposits	$6,849,799	$7,142,636	$7,178,554	$7,183,387	$7,143,046

Average Balances
Non-interest-bearing demand deposits	$1,474,950	$1,425,365	$1,450,158	$1,493,520	$1,556,767
Savings deposits	611,603	625,633	643,523	663,786	691,295
Interest-bearing demand deposits	527,977	522,535	546,496	547,168	557,210
Money market account deposits	1,487,515	1,473,901	1,430,619	1,411,075	1,331,623
Time deposits	1,048,700	1,057,478	1,049,566	1,025,946	959,420
Public funds, ICS and CDARS deposits	1,693,042	1,734,495	1,636,188	1,618,554	1,614,339
Brokered deposits	109,080	365,960	362,641	384,294	387,611
Total deposits	$6,952,867	$7,205,367	$7,119,191	$7,144,343	$7,098,265

Average Rates
Non-interest-bearing demand deposits	0.00%	0.00%	0.00%	0.00%	0.00%
Savings deposits	0.15%	0.10%	0.03%	0.03%	0.03%
Interest-bearing demand deposits	0.09%	0.07%	0.08%	0.12%	0.13%
Money market account deposits	2.80%	3.00%	2.94%	2.83%	2.65%
Time deposits	3.84%	3.90%	3.80%	3.55%	3.15%
Public funds, ICS and CDARS deposits	3.99%	4.38%	4.52%	4.48%	4.30%
Brokered deposits	5.13%	5.40%	5.32%	5.33%	5.46%
Total deposits	2.25%	2.53%	2.47%	2.38%	2.21%

Other Deposits Data
Loans/Deposits Ratio	94.6%	92.2%	93.1%	93.2%	94.3%
Uninsured deposits %	34.7%	33.4%	32.5%	32.6%	33.1%
Adjusted uninsured deposits % (1)	19.0%	17.7%	17.0%	17.6%	18.9%
Top 20 depositors %	14.7%	15.1%	14.4%	14.0%	13.9%
Public funds %	19.4%	19.6%	18.9%	18.5%	17.9%
Average account size (excluding brokered)	$28.0	$27.8	$27.5	$27.0	$26.9

Securities Data
Held-to-maturity (HTM) at fair value	$-	$-	$-	$-	$-
Available-for-sale (AFS) at fair value (2)	1,157,568	1,196,258	1,081,120	1,014,433	946,708
Equity investment at fair value (3)	4,037	5,970	5,559	5,736	5,773

Total securities at fair value	$1,161,605	$1,202,228	$1,086,679	$1,020,169	$952,481
Cash+Securities/Assets	15.0%	15.2%	14.2%	12.9%	12.4%
Projected AFS cash flow in next 12 months	$122,801	$138,984	$115,609	$89,563	$69,067
AFS average life (years)	4.5	4.4	4.9	5.3	6.2

Liquidity Sources
Cash and cash equivalents	$121,489	$125,282	$155,651	$89,681	$114,756
Unpledged securities at fair value	565,124	578,810	477,776	398,610	314,385
FHLB borrowing capacity	900,370	1,008,061	1,247,632	1,383,086	1,336,707
Brokered deposits	800,926	582,816	492,359	491,447	513,767
Bank and parent lines of credit	70,000	70,000	70,000	70,000	70,000
Federal Reserve - Discount Window and BTFP (4)	645,265	722,912	702,712	680,456	620,518
Total	$3,103,174	$3,087,881	$3,146,130	$3,113,280	$2,970,133
Total liquidity to adjusted uninsured deposits ratio	236.1%	241.5%	255.7%	244.7%	218.3%

(1) Adjusted for collateralized deposits, other insured deposits and intra-company accounts.
(2) Mark-to-market included in accumulated other comprehensive income.
(3) Mark-to-market included in net income each quarter.
(4) Includes capacity related to unpledged securities at par value in excess of fair value under Bank Term Funding Program prior to 3/31/24.

Premier Financial Corp.
Loans and Capital
(dollars in thousands)
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Loan Portfolio Composition
Residential real estate	$1,765,432	$1,806,389	$1,805,984	$1,816,416	$1,810,265
Residential real estate construction	2,081	3,248	9,649	15,009	28,794
Total residential loans	1,767,513	1,809,637	1,815,633	1,831,425	1,839,059

Commercial real estate	2,895,356	2,853,115	2,844,792	2,830,086	2,839,905
Commercial construction	388,620	486,369	513,652	535,294	528,563
Commercial excluding PPP	957,344	969,493	1,037,718	1,030,620	1,056,334
Core commercial loans (1)	4,241,320	4,308,977	4,396,162	4,396,000	4,424,802

Consumer direct/indirect	179,700	184,574	187,936	187,664	193,830
Home equity and improvement lines	274,340	271,652	268,699	265,362	267,960
Total consumer loans	454,040	456,226	456,635	453,026	461,790

Deferred loan origination fees	13,510	13,564	13,339	12,877	13,267
Core loans (1)	6,476,383	6,588,404	6,681,769	6,693,328	6,738,918
PPP loans	244	324	369	417	469
Total loans	$6,476,627	$6,588,728	$6,682,138	$6,693,745	$6,739,387

Loans held for sale	$117,964	$121,611	$138,604	$137,523	$145,641
Core residential loans (1)	1,885,477	1,931,248	1,954,237	1,968,948	1,984,700
Total loans including loans held for sale but excluding PPP	6,594,347	6,710,015	6,820,373	6,830,851	6,884,559

Undisbursed construction loan funds - residential	$52,782	$53,998	$52,140	$57,246	$72,748
Undisbursed construction loan funds - commercial	153,198	159,805	123,445	151,677	208,718
Undisbursed construction loan funds - total	205,980	213,803	175,585	208,923	281,466
Total construction loans including undisbursed funds	$596,681	$703,420	$698,886	$759,226	$838,823
Gross loans (2)	$6,669,097	$6,788,967	$6,844,384	$6,889,791	$7,007,586

Fixed rate loans %	48.4%	48.5%	48.7%	49.0%	49.3%
Floating rate loans %	18.9%	18.2%	16.2%	16.5%	15.6%
Adjustable rate loans repricing within 1 year %	5.6%	5.2%	5.2%	3.4%	3.4%
Adjustable rate loans repricing over 1 year %	27.1%	28.1%	29.9%	31.1%	31.7%

Commercial Real Estate Loans Composition
Non owner occupied excluding office	$1,095,933	$1,061,894	$1,047,892	$1,026,598	$1,027,801
Non owner occupied office	178,778	184,156	186,266	189,436	205,302
Owner occupied excluding office	684,147	666,454	668,327	656,825	653,849
Owner occupied office	101,294	104,792	107,555	112,706	113,679
Multifamily	645,581	645,628	642,469	652,371	642,651

Agriculture land	121,715	120,956	121,597	121,102	121,544
Other commercial real estate	67,908	69,235	70,686	71,048	75,079
Total commercial real estate loans	$2,895,356	$2,853,115	$2,844,792	$2,830,086	$2,839,905

Capital Balances
Total equity	$1,001,813	$1,019,007	$979,129	$974,341	$975,627
Less: Regulatory goodwill and intangibles	299,007	299,866	300,770	301,716	302,706
Less: Accumulated other comprehensive income/(loss) ("AOCI")	(156,818)	(129,149)	(163,038)	(162,081)	(153,719)
Common equity tier 1 capital ("CET1")	859,624	848,290	841,397	834,706	826,640
Add: Tier 1 subordinated debt	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	894,624	883,290	876,397	869,706	861,640
Add: Regulatory allowances	78,352	79,377	80,247	79,827	80,231
Add: Tier 2 subordinated debt	50,000	50,000	50,000	50,000	50,000
Total risk-based capital	$1,022,976	$1,012,667	$1,006,644	$999,533	$991,871

Total risk-weighted assets	$6,808,902	$6,921,299	$7,062,328	$7,013,832	$7,066,743

Capital Ratios
CET1 Ratio	12.63%	12.26%	11.91%	11.90%	11.70%
CET1 Ratio including AOCI	10.32%	10.39%	9.61%	9.59%	9.52%
Tier 1 Capital Ratio	13.14%	12.76%	12.41%	12.40%	12.19%
Tier 1 Capital Ratio including AOCI	10.84%	10.90%	10.10%	10.09%	10.02%
Total Capital Ratio	15.02%	14.63%	14.25%	14.25%	14.04%
Total Capital Ratio including AOCI	12.72%	12.77%	11.95%	11.94%	11.86%

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Gross loans represent total loans including undisbursed construction funds but excluding deferred loan origination fees.

Premier Financial Corp.
Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

December 31, 2024
One to four family residential real estate	$1,765,432	$1,736,049	$11,982	0.68%	$17,401	0.99%
Construction	596,681	595,510	-	0.00%	1,171	0.20%
Commercial real estate	2,895,356	2,875,671	664	0.02%	19,021	0.66%
Commercial	957,588	920,075	425	0.04%	37,088	3.87%
Home equity and improvement	274,340	268,995	3,499	1.28%	1,846	0.67%
Consumer finance	179,700	170,604	4,628	2.58%	4,468	2.49%
Gross loans	$6,669,097	$6,566,904	$21,198	0.32%	$80,995	1.21%

September 30, 2024
One to four family residential real estate	$1,806,389	$1,782,110	$8,291	0.46%	$15,988	0.89%
Construction	703,420	701,930	290	0.04%	1,200	0.17%
Commercial real estate	2,853,115	2,832,985	381	0.01%	19,749	0.69%
Commercial	969,817	929,270	1,428	0.15%	39,119	4.03%
Home equity and improvement	271,652	267,518	2,392	0.88%	1,742	0.64%
Consumer finance	184,574	176,034	4,374	2.37%	4,166	2.26%
Gross loans	$6,788,967	$6,689,847	$17,156	0.25%	$81,964	1.21%

December 31, 2023
One to four family residential real estate	$1,810,265	$1,785,935	$9,429	0.52%	$14,901	0.82%
Construction	838,823	838,715	108	0.01%	-	0.00%
Commercial real estate	2,839,905	2,833,233	475	0.02%	6,197	0.22%
Commercial	1,056,803	1,045,185	2,623	0.25%	8,995	0.85%
Home equity and improvement	267,960	263,134	2,887	1.08%	1,939	0.72%
Consumer finance	193,830	185,041	5,330	2.75%	3,459	1.78%
Gross loans	$7,007,586	$6,951,243	$20,852	0.30%	$35,491	0.51%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

December 31, 2024
One to four family residential real estate	$1,756,537	$1,737,804	$1,294	0.07%	$17,439	0.99%
Construction	596,681	575,705	19,805	3.32%	1,171	0.20%
Commercial real estate	2,893,728	2,783,390	59,179	2.05%	51,159	1.77%
Commercial	955,630	850,270	53,325	5.58%	52,035	5.45%
Home equity and improvement	273,078	271,376	-	0.00%	1,702	0.62%

Consumer finance	179,601	175,155	-	0.00%	4,446	2.48%
PCD loans	13,842	12,103	394	2.85%	1,345	9.72%
Gross loans	$6,669,097	$6,405,803	$133,997	2.01%	$129,297	1.94%

September 30, 2024
One to four family residential real estate	$1,797,355	$1,780,621	$886	0.05%	$15,848	0.88%
Construction	703,420	683,741	19,679	2.80%	-	0.00%
Commercial real estate	2,851,403	2,750,149	48,571	1.70%	52,683	1.85%
Commercial	967,733	867,738	55,870	5.77%	44,125	4.56%
Home equity and improvement	270,330	268,887	-	0.00%	1,443	0.53%
Consumer finance	184,466	180,317	-	0.00%	4,149	2.25%
PCD loans	14,260	11,859	403	2.83%	1,998	14.01%
Gross loans	$6,788,967	$6,543,312	$125,409	1.85%	$120,246	1.77%

December 31, 2023
One to four family residential real estate	$1,800,383	$1,785,839	$594	0.03%	$13,950	0.77%
Construction	838,823	831,333	7,490	0.89%	-	0.00%
Commercial real estate	2,837,865	2,760,804	50,784	1.79%	26,277	0.93%
Commercial	1,054,834	975,264	57,634	5.46%	21,936	2.08%
Home equity and improvement	266,082	264,664	-	0.00%	1,418	0.53%
Consumer finance	193,626	190,393	-	0.00%	3,233	1.67%
PCD loans	15,973	12,899	197	1.23%	2,877	18.01%
Gross loans	$7,007,586	$6,821,196	$116,699	1.67%	$69,691	0.99%

Premier Financial Corp.
Mortgage and Credit Information
(dollars in thousands)
	As of and for the Three Months Ended					Year Ended
Mortgage Banking Summary	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23	12/31/24	12/31/23
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$1,203	$691	$1,378	$1,283	$439	$4,555	$4,429
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,830	1,839	1,835	1,842	1,844	7,346	7,427
Amortization of mortgage servicing rights	(1,378)	(1,320)	(1,313)	(1,238)	(1,257)	(5,249)	(5,044)
Mortgage servicing rights valuation adjustments	116	(16)	147	463	(224)	710	(69)
	568	503	669	1,067	363	2,807	2,314
Total revenue from sale/servicing of mortgage loans	$1,771	$1,194	$2,047	$2,350	$802	$7,362	$6,743

Mortgage servicing rights:
Balance at beginning of period	$17,812	$18,286	$18,921	$19,452	$20,174	$19,452	$21,858
Loans sold, servicing retained	808	846	678	707	535	3,039	2,638
Amortization	(1,378)	(1,320)	(1,313)	(1,238)	(1,257)	(5,249)	(5,044)
Balance at end of period	17,242	17,812	18,286	18,921	19,452	17,242	19,452
Valuation allowance:
Balance at beginning of period	(162)	(146)	(293)	(756)	(532)	(756)	(687)
Impairment recovery (charges)	116	(16)	147	463	(224)	710	(69)
Balance at end of period	(46)	(162)	(146)	(293)	(756)	(46)	(756)
Net carrying value at end of period	$17,196	$17,650	$18,140	$18,628	$18,696	$17,196	$18,696

Allowance for credit losses - loans
Beginning allowance	$76,142	$77,222	$76,679	$76,512	$76,513	$76,512	$72,816
Provision (benefit) for credit losses - loans	632	(475)	3,173	560	2,143	3,890	7,742
Net recoveries (charge-offs)	(1,086)	(605)	(2,630)	(393)	(2,144)	(4,714)	(4,046)
Ending allowance	$75,688	$76,142	$77,222	$76,679	$76,512	$75,688	$76,512

Total loans	$6,476,627	$6,588,728	$6,682,138	$6,693,745	$6,739,387
Less: PPP loans	(244)	(324)	(369)	(417)	(469)
Total loans ex PPP	$6,476,383	$6,588,404	$6,681,769	$6,693,328	$6,738,918

Allowance for credit losses (ACL)	$75,688	$76,142	$77,222	$76,679	$76,512
Add: Unaccreted purchase accounting marks	339	500	575	889	1,160
Adjusted ACL	$76,027	$76,642	$77,797	$77,568	$77,672
ACL/Loans	1.17%	1.16%	1.16%	1.15%	1.14%
Adjusted ACL/Loans ex PPP	1.17%	1.16%	1.16%	1.16%	1.15%

Credit Quality
Total non-performing loans (1)	$80,995	$81,964	$64,158	$39,031	$35,491
Real estate owned (REO)	737	326	394	255	243
Total non-performing assets (2)	$81,732	$82,290	$64,552	$39,286	$35,734
Net charge-offs (recoveries)	1,086	605	2,630	393	2,144

Allowance for credit losses / non-performing assets	92.61%	92.53%	119.63%	195.18%	214.12%
Allowance for credit losses / non-performing loans	93.45%	92.90%	120.36%	196.46%	215.58%
Non-performing assets / loans plus REO	1.26%	1.25%	0.97%	0.59%	0.53%
Non-performing assets / total assets	0.95%	0.94%	0.74%	0.46%	0.41%
Net charge-offs (recoveries) / average loans	0.07%	0.04%	0.16%	0.02%	0.13%
Net charge-offs (recoveries) / average loans LTM	0.10%	0.09%	0.07%	0.03%	0.06%

(1) Non-performing loans consist of non-accrual loans.
(2) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Premier Financial Corp.
Non-GAAP Reconciliations	Three Months Ended						Year Ended
(In thousands, except per share and ratio data)	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23		12/31/24	12/31/23
Total non-interest expenses	$39,291	$41,915	$38,208	$39,900	$37,893		$159,314	$163,231
Less: Transaction costs (pre-tax)(1)	2,129	2,789	50	-	-		4,969	3,652
Core non-interest expenses	$37,162	$39,126	$38,158	$39,900	$37,893		$154,345	$159,579
Average total assets	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193		$8,640,962	$8,537,730
Core non-interest expenses / average assets	1.71%	1.79%	1.78%	1.87%	1.76%		1.79%	1.87%

Core non-interest expenses	$37,162	$39,126	$38,158	$39,900	$37,893		$154,345	$159,579
Less: Insurance agency expenses	-	-	-	-	-		-	6,425
Core non-interest expenses excluding insurance agency	$37,162	$39,126	$38,158	$39,900	$37,893	-	$154,345	$153,154

Non-interest income	$13,063	$12,574	$12,078	$12,496	$11,789		$50,211	$90,849
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-		-	36,296
Core non-interest income	$13,063	$12,574	$12,078	$12,496	$11,789		$50,211	$54,553
Less: Securities gains (losses)	353	410	(176)	(37)	675		550	(416)
Core non-interest income (ex securities gains/losses)	$12,710	$12,164	$12,254	$12,533	$11,114		$49,661	$54,969

Tax-equivalent net interest income	$52,383	$50,255	$49,297	$49,649	$52,593		$201,583	$217,360

Core non-interest income (ex securities gains/losses)	12,710	12,164	12,254	12,533	11,114	49,661	54,969
Total core revenues	65,093	62,419	61,551	62,182	63,707	251,244	272,329
Core non-interest expenses	$37,162	$39,126	$38,158	$39,900	$37,893	$154,345	$159,579
Core efficiency ratio	57.09%	62.68%	61.99%	64.17%	59.48%	61.43%	58.60%

Income (loss) before income taxes	$26,051	$21,130	$20,193	$22,303	$24,686	$89,677	$139,477
Add: Provision (benefit) for credit losses	11	(290)	2,902	(133)	1,761	2,489	5,234
Pre-tax pre-provision income	26,062	20,840	23,095	22,170	26,447	92,166	144,711
Add: Transaction costs (pre-tax)	2,129	2,789	50	-	-	4,969	3,652
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-	-	36,296
Core pre-tax pre-provision income	$28,191	$23,629	$23,145	$22,170	$26,447	$97,135	$112,067
Average total assets	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,640,962	$8,537,730
Core pre-tax pre-provision return on average assets	1.30%	1.08%	1.08%	1.04%	1.23%	1.12%	1.31%

Net income (loss)	$20,774	$16,665	$16,176	$17,789	$20,070	$71,404	$111,295
Less: Gain on sale of insurance agency (pre-tax)	-	-	-	-	-	-	36,296
Add: Transaction costs (pre-tax)	2,129	2,789	50	-	-	4,969	3,652
Add: Tax impact of above items	(340)	(165)	(11)	-	-	(516)	8,483
Core net income	$22,563	$19,289	$16,215	$17,789	$20,070	$75,857	$87,134
Diluted shares - Reported	35,782	35,737	35,793	35,771	35,772	35,846	35,781
Core diluted EPS	$0.63	$0.54	$0.45	$0.50	$0.56	$2.12	$2.44

Average total assets	$8,629,348	$8,696,051	$8,646,024	$8,591,947	$8,536,193	$8,640,962	$8,537,730
Core return on average assets	1.04%	0.88%	0.75%	0.83%	0.93%	0.88%	1.02%

Average total equity	$1,013,960	$997,845	$968,451	$974,560	$930,835	$988,798	$923,454
Core return on average equity	8.85%	7.69%	6.73%	7.34%	8.55%	7.67%	9.44%

Average total tangible equity	$709,528	$692,465	$662,148	$667,334	$622,592	$682,968	$601,353
Core return on average tangible equity	12.65%	11.08%	9.85%	10.72%	12.79%	11.11%	14.49%

(1) Transaction costs for 2024 relate to the strategic merger transaction. Transaction costs for 2023 relate to the insurance agency sale.